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                                Gregory P. Landis
                    Senior Vice President and General Counsel
                          AT&T Wireless Services, Inc.



                                                                     EXHIBIT 5.1


                                 August 2, 2001


AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 7
Redmond, Washington  98052

Ladies and Gentlemen:

        This opinion is being rendered in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") filed by AT&T Wireless Services, Inc. (the "COMPANY") with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), on August 2, 2001, relating to the registration under the Act of up to 25,000,000 shares (the "SHARES") of the Company's common stock, $.01 par value per share (the "COMMON STOCK") which the Company is filing with the Commission with respect to the Shares.

        I have examined the Registration Statement and such documents and records of the Company and other documents as I have deemed necessary for the purpose of this opinion. In making my examination, I have assumed that all signatures on documents examined by me are genuine, that all documents submitted to me as originals are authentic and that all documents submitted to me as certified or photostatic copies conform with the original copies of such documents.

        On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that upon the happening of the following events: (a) the filing and effectiveness of the Registration Statement and any amendments thereto, (b) due execution by the Company and registration by its registrar of the Shares, (c) the offering and sale of the Shares as contemplated by the Registration Statement and in accordance with the resolutions of the Board of Directors of the Company authorizing the sale and issuance of the Shares, and (d) receipt by the Company of the consideration required for the Shares as contemplated by the Registration Statement and in accordance with the resolutions of the Board of Directors of the Company authorizing the sale and issuance of the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        This opinion is being furnished for filing as Exhibit 5.1 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ Gregory P. Landis
                                       -------------------------
                                       Gregory P. Landis